UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 27, 2011

ELECTRONIC ARTS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175

(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 27, 2011, Electronic Arts Inc. (“EA”) entered into a letter agreement (the “Agreement”) with Relational Investors LLC (“Relational”), Ralph V. Whitworth, and certain other Relational affiliates (the “Relational Group”). Under the Agreement, EA has agreed to appoint Mr. Whitworth to EA’s Board of Directors (the “Board”) and the Executive Compensation and Leadership Committee of the Board if requested by Relational between September 15, 2011 and May 1, 2012. Should Mr. Whitworth join EA’s Board, EA agrees to re-nominate him at EA’s 2012 Annual Meeting of Stockholders for a one-year term. EA’s obligations to appoint and re-nominate Mr. Whitworth if requested by Relational are conditioned upon the Relational Group continuing to hold at least 6 million shares of EA common stock.

The Relational Group has withdrawn its nomination of three candidates for election as directors of EA at the 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”) and the members of the Relational Group have agreed to vote for the Board’s slate of nominees for director at EA’s annual meetings. The Relational Group also has agreed to vote at the 2011 Annual Meeting in accordance with the Board’s recommendation with respect to any proposals submitted to stockholders, although the Relational Group may abstain from the stockholders’ advisory vote on executive compensation.

In addition, the Relational Group has committed to certain standstill provisions which include, among others, that the Relational Group will not (a) make, participate in or encourage a solicitation of proxies, (b) initiate or encourage any stockholder proposals, (c) seek representation on, or nominate any candidate for, the Board (other than Mr. Whitworth as described above), (d) act alone or in concert with others to seek to control the management or Board of EA, or (e) own more than 9.9% of the Voting Securities (as such term is defined in the Agreement).

The Agreement terminates on the later of (a) 30 days before the last day of the notice period specified in EA’s advance notice bylaw related to director nominations for the 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) or (b) if Mr. Whitworth is appointed or elected to serve on the Board, the date that Mr. Whitworth is no longer serving on the Board. In addition, if Mr. Whitworth is appointed to the Board and the Board determines not to nominate Mr. Whitworth for reelection at the 2013 Annual Meeting or at any subsequent annual meeting, EA must notify Mr. Whitworth and Relational of this determination not less than 30 days before the last day of the notice period specified in EA’s advance notice bylaw related to director nominations for the applicable annual meeting, in which case the Agreement will terminate on the date of this notice.

The foregoing summary of the Agreement is not complete and is subject to, and qualified in its entirety by the full text of the Agreement, which is attached as Exhibit 99.1 and incorporated herein by reference.

On May 31, 2011, EA issued a press release relating to the Agreement, which is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Letter Agreement dated May 27, 2011 between Electronic Arts Inc., Relational Investors LLC, Ralph V. Whitworth and the other parties identified in the Agreement

99.2	Press Release of Electronic Arts Inc. dated May 31, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated: May 31, 2011
By: /s/ Stephen G. Bené
Stephen G. Bené
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Letter Agreement dated May 27, 2011 between Electronic Arts Inc., Relational Investors LLC, Ralph V. Whitworth and the other parties identified in the Agreement

99.2	Press Release of Electronic Arts Inc. dated May 31, 2011